UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2024

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 240 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Memorandum of Understanding – Settlement of Debenture and Security Documents

On July 18, 2024, Assure Holdings Corp. (the “Company” or “Assure”) entered into a binding memorandum of understanding (the “MOU”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”) pursuant to which the Company and Centurion agreed to the settlement of the Company’s obligations under that certain debenture issued on June 9, 2021 (the “Debenture”) to Centurion, acting on behalf of the lenders thereunder, from time to time (the “Lender”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”). The Debenture and the Credit Facility issued pursuant to the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”).

The Debenture is secured by Centurion’s security interests under that certain General Security Agreement dated June 9, 2021 (the “Security Agreement”) with Centurion, pursuant to which, among other things, the Company and the subsidiaries named therein granted Centurion, in its capacity as agent and nominee to the Lender, a first priority security interest (the “Security Interest”) on all of the assets of the Company and the subsidiaries, respectively, defined as “Collateral” under the Security Agreement (the “Collateral”) and to all “Intellectual Property” (as defined in the Security Agreement, the “Intellectual Property”) of the Company and the subsidiaries. As a further security for the repayment of the Company’s obligations, the subsidiaries of the Company entered into a Guarantee and Indemnity Agreement dated June 9, 2021 (the “Guarantee”, together with the Security Agreement, the “) with the Agent, as lender and as agent and nominee for certain lenders pursuant to the Debenture, pursuant to which the Subsidiaries irrevocably and unconditionally guaranteed to the Agent, as a continuing obligation, the full and punctual payment and performance of the Obligations when due, whether at stated maturity, by acceleration, declaration, demand, or otherwise

Under the MOU, the Company and Centurion agreed to settle the Company’s obligations under the Debenture in accordance with (i) the assignment of certain assets of the Company to Centurion, as set forth below (the “Assigned Assets”), (ii) the exchange of the remaining amount of obligation under the Debenture into shares of common stock, par value $0.001 (the “Exchange Common Stock”) at a price of $4.11 per share, and (iii) the payment of an accommodation fee of $750,000 to Centurion by the Company to be paid in shares of common stock the same price as the Exchange Common Stock, as set forth in (ii) above (the “Additional Stock”)(the Exchange Common Stock and the Additional Stock are the “Settlement Common Stock”).

The Company also agreed to pay to Centurion a cash payment as follows: If between the date of the MOU and July 22, 2024, the Company closed a public or private offering of the Company’s equity securities for cash, with aggregate gross proceeds to the Company of at least $8.0 million, then within 5 business days of the closing of such offering, the Company would pay to Centurion fifty percent of the net proceeds in excess of $8 million in cash and reduce the Settlement Common Stock by the equal dollar amount (the “Cash Payment”). The Company did not close an offering through July 22, 2023 and no Cash Payment was due or paid.

The Assigned Assets under the MOU are as follows:

(a)	$2.5 million of the Company’s federal and state settlements and IDR Awards under the “No Suprises Act” (the “IDR Accounts Receivable”), which the parties agreed have a stated value of $2.5 million. Centurion shall be entitled to cash receipts from the assigned IDR Accounts Receivable equal to an aggregate of $2.5 million and the Company will retain rights to all cash receipts from the assigned IDR Accounts Receivable in excess of $2.5 million.

(b)	$3.0 million of the Company’s Employee Retention Tax Credit refund from the Internal Revenue Service from the tax years 2020 through 2021, which the parties agreed will have a stated value of $3.0 million.

At the closing under the MOU, the Company will issue the Additional Stock (as disclosed above) and, following the reduction of the obligations for any Cash Payment and the value of the Assigned Assets, the portion of the obligations under the Debenture that remain outstanding (the “Conversion Amount”), will be exchanged into the number of Exchange Shares equal to the quotient of (A) the Conversion Amount divided by $4.11 (the “Exchange”). The number of shares of Settlement Common Stock is subject to being held in abeyance if the percentage ownership of the Company held by Centurion would exceed 9.99% of the issued and outstanding shares then outstanding. In lieu of such shares of Settlement Common Stock, Centurion will receive a right to abeyance shares, which right will remain subject to the same ownership restriction, and the shares issuable thereunder will be issued from time to time to Centurion to the extent that such shares will not result in Centurion, at any time, owning over 9.99% of the Company’s issued and outstanding shares of common stock.

Under the MOU, Centurion has agreed that the assignment of the Assigned Assets and the issuance of the Settlement Common Stock constitutes complete satisfaction of the obligations under the Debenture and that at the closing, the obligations shall be deemed to have been paid in full and indefeasibly discharged by the assignment and stock issuance with no further obligations existing under the Debenture and the Debenture shall be extinguished and canceled in its entirety and Centurion will then release and forever discharge the Company and the subsidiaries of the Company, of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which Centurion now has, or which may hereafter accrue or otherwise be acquired, on account of, or in any way growing out of the Debenture, the Security Agreement and the Guarantee (the “Settlement”).

Upon the closing under the MOU, Centurion will issue to the Company a release and cancellation of the Debenture, the Security Documents and Centurion’s Security Interests and guarantee under the Security Documents.

Under the MOU, the Company acknowledged that it may be in default under certain of the covenants and provisions of the Debenture and the Security Documents (collectively, the “Loan Documents”), pursuant to which the Lender has the right to accelerate its obligations under the Loan Documents. In consideration of the settlement terms in the MOU, from the date of the MOU until July 23, 2024, the Lender agreed to forbear in the exercise of any rights or remedies, whether granted in Loan Documents or under law, with respect to the Company or any of its assets (the “Forbearance Period”), other than the exercise of the Permitted Remedies. As used in the MOU, the “Permitted Remedies” shall be limited solely to (i) enforce the terms of the MOU and (ii) to obtain the benefits of the continuing indemnification obligations of the Company to Lenders in the Loan Documents. The Forbearance Period terminated automatically upon the occurrence of any of the following events: (i) the commencement by the Company or any its subsidiaries of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in any involuntary proceeding against it; or makes an assignment for the benefit of, or the offering to or entering into by. The Company or any of its Subsidiaries of any reorganization with its creditors, (ii) commencement of an involuntary proceeding against the Company or any of its subsidiaries of the kind described in clause (i) above.

Centurion also agreed to the cancellation of all of its common stock purchase warrants of the Company.

The above is a summary of the material terms of the MOU is qualified in its entirety by the full terms and conditions of the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name
10.1	Memorandum of Understanding with Centurion Financial Trust dated July 18, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: July 24, 2024	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer